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                                                               Exhibit 99(d)(9)


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES OR E-MEDSOFT.COM (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                                  e-MedSoft.com

              Warrant to Purchase 2,400,000 Shares of Common Stock
                         Date of Grant: October 18, 2001
                           Void After October 18, 2006

         e-MedSoft.com, a Nevada Corporation (the "COMPANY") hereby certifies that, for value received, Dale R. Clift (the "HOLDER") is the registered holder of a warrant ("WARRANT") to subscribe for and purchase from the Company, at the Warrant Price defined in Section 2 herein, two million four hundred thousand (2,400,000) fully paid and non-assessable shares of the Company's common stock. $0.001 par value per share (the "COMMON STOCK"), such price and such number of shares being subject to adjustment upon occurrence of the contingencies set forth in this Warrant ("WARRANT SHARES").

         This Warrant is subject to the following terms and conditions:

         1. TERM/VESTING OF WARRANT.

         (a) Subject to Section 1(b) hereof, this Warrant may be exercised in whole or in part at any time prior to the first to occur of the following:
(i) 5:00 p.m., Pacific Standard Time, October 18, 2006; or (ii) the consummation of any transaction or series of transactions (collectively, the "TRANSACTION"), including without limitation, the sale, transfer or disposition of all or substantially all of the Company's assets or the merger of the Company with or into, or consolidation with, any other corporation, whereby the holders of the Company's voting securities prior to the Transaction do not hold more than 50% of the voting securities of the surviving entity following consummation of the Transaction (a "CHANGE OF CONTROL").

         Upon the occurrence of any of the events described in clause (i) above, this Warrant, to the extent not exercised, shall terminate. Upon the occurrence of any of the events described in clause (ii) above, this Warrant, to the extent not otherwise exercisable or previously exercised, shall be deemed to have been automatically become exercisable in full and converted pursuant to

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Section 4 hereof and thereafter the Holder shall  participate in the Transaction on the same terms as other holders of Common Stock.

         (b) This Warrant shall not be exercisable until 90 days after the close of the Minimum Condition (as that term is defined in the Agreement and Plan of Merger and Reorganization ("Merger Agreement") by and among the Company, TLC Acquisition Corporation, and Tender Loving Care Health Care Services, Inc. ("TLCS"); provided, however, if the Executive shall voluntarily terminate employment with TLCS (other than for Good Reason) or if the Executive is terminated for Cause (as such terms are defined in the Employment Agreement dated October 18, 2001 by and between Holder and TLCS ("EMPLOYMENT AGREEMENT")) during the first twelve (12) months of the Employment Agreement, the Executive shall immediately return to the Company a number of shares equal to the Warrant Shares multiplied by a fraction, the numerator of which shall be twelve (12) less the total number of full months that have elapsed from the Effective Date (as such term is defined in the Employment Agreement) and the date of termination and the denominator of which shall be twelve (12).

          2. WARRANT PRICE.

         The exercise price of this Warrant (the "WARRANT PRICE") shall equal $0.50 per share.

         3. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock are issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within 15 days after such exercise and, unless this Warrant has been fully exercised, the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 15-day period.

         4. RIGHT TO CONVERT WARRANT INTO COMMON STOCK; NET ISSUANCE.

         (a) RIGHT TO CONVERT. In addition to and without limiting the rights of a holder of this Warrant under the terms hereof, a holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 4 at any time or from time to time during the period during which this Warrant is exercisable pursuant to the terms hereof. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the holder (without payment by the holder of any

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exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 4(b) below), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate of the Warrant Price applicable to the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (y) the fair market value of one share of Common Stock on the Conversion Date. Expressed as a formula, such conversion shall be computed as follows:

                     X=        A-B
                               ---
                                Y

         Where:      X=        the number of shares of Common Stock that may be
                               issued to the holder

                     Y=        the fair market value (FMV) of one share of Common
                               Stock

                     A=        the aggregate FMV (I.E., FMV x Converted Warrant
                               Shares)

                     B=        the aggregate Warrant Price (I.E., Converted Warrant
                               Shares x Warrant Price)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 4(a), shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

         (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 4(a) hereof as the Converted Warrant Shares), and the Warrant Price applicable thereto, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within 15 days following the Conversion Date

         (c) DETERMINATION OF FAIR VALUE. For purposes of this Section 4, fair market value of a Share and of a Converted Warrant Share as of a particular date shall be determined as follows:

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              (a) if such Share is then quoted on The American Stock Exchange, any other national securities exchange, Nasdaq, or the OTC Bulletin Board, the simple average of the closing sales prices as reported on such exchange or market for the ten (10) consecutive trading days prior to such date;

              (b) if such share is publicly traded but is not quoted on The American Stock Exchange, any other national securities exchange, Nasdaq nor the OTC Bulletin Board, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

         5. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. Notwithstanding anything to the contrary herein, prior to the issuance of any Warrant Shares to the Holder, the Company shall be entitled to withhold any applicable taxes, including adjusting the number of Warrant Shares issued to reflect such withholding. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         6. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; LIMITATION ON EXERCISE. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with this Section 6; provided that, no such adjustment shall be made if a corresponding adjustment is made pursuant to the Company's Articles of Incorporation.

         (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control as provided in Section 1(b) hereof), the Company, or such successor corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection
(a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If at any time on or after the date of this Warrant the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant

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Price in effect immediately prior to such subdivision shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date of this Warrant the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

         (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         7. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(c) hereof) of a share of Common Stock on the date of exercise.

         8. NOTICES.

         (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "NOTICE"). The Notice shall be mailed to the address of such as shown on the books of the Company, and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         (b) In the event that the Company shall propose at any time to effect a Change of Control, the Company shall send to the Holder at least 15 days' prior written notice of the date when the same shall take place.

         (c) Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address as shown on the books of the Company for the Holder.

         9. RESTRICTIONS ON TRANSFER. Certificates representing any of the Common Stock acquired pursuant to the provisions of this Warrant shall have endorsed thereon legends substantially in the following form, as appropriate.

         (a) Unless such shares of Common Stock are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE

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         COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT
         STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

         (b) Any legend required to be placed thereon by any applicable state securities laws.

         10. VOLUME LIMITATIONS ON RESALE. In addition to any restrictions and limitations imposed by applicable law on the resale of Warrant Shares, Holder agrees that for a period of five (5) years following the earliest to occur of either of the events described in Section 1(a) to refrain from selling any Warrant Shares in excess of 50,000 shares per trading day, and in the event the closing sales price of the Common Stock for any trading day is below $2.00 per share, the Holder shall not sell more than 25,000 shares for the next immediate trading day. Notwithstanding anything to the contrary herein, any sales shall be subject to Rule 144 of the Securities Act of 1933, as amended, if applicable.

         11. COMPLIANCE WITH ACT. The Holder, by acceptance hereof, agrees that this Warrant and the Common Stock to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any of the Common Stock to be issued upon the exercise or conversion hereof except in accordance herewith and under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

         12. REGISTRATION RIGHTS. Within 90 days after the close of the Minimum Condition (as that term is defined in the Merger Agreement), the Company shall file a registration statement under applicable securities laws regarding the shares of Common Stock underlying the Warrant, to the extent required to permit the disposition of such shares by Holder pursuant to such registration statement. The Company shall use its best efforts to respond to any comments received by it from applicable securities regulations. The Company shall cause such registration statement to remain effective until the second anniversary of the date on which all shares of Common Stock underlying the Warrant have been exercised. The Company shall pay all reasonable expenses of Holder incurred in connection with the registration of such shares, other than underwriting discounts and commissions, if any, and applicable transfer or withholding taxes, if any.

         13. MISCELLANEOUS.

         (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof (including without limitation the estate, heirs or designated beneficiaries of Holder).

         (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deems to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a

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stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

         (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

         (d) The Company will not, by amendment of its Restated Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

         (f) This Warrant shall be nontransferable, other than pursuant to (i) a transfer not involving a change in beneficial ownership, and (ii) any transfer by any Holder to (A) members of Holder's immediate family or their respective ancestors or descendants or a trust, custodianship, partnership or fiduciary account for the benefit of any such person or (B) any foundation organized for charitable or not-for-profit purposes, in each case for clauses (A) and (B) whether or not Holder maintains the power to direct any investment decisions. Any transfer pursuant to this Section 13(f) shall be subject to the terms and conditions of this Warrant and any applicable securities laws.

         (g) This Warrant or any provision of this Warrant may be amended, waived, discharged or terminated by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         (h) This Warrant shall be governed by the laws of the State of Nevada

                                      E-MEDSOFT.COM

                                      By: /s/ Frank Magliochetti
                                          -------------------------------------
                                          Name: Frank Magliochetti
                                          Title: President and Co-CEO

                                      Dated: October 18, 2001

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                               NOTICE OF EXERCISE

To:  e-MedSoft.com

         1. The undersigned hereby irrevocably elects to purchase ______ shares of Common Stock of e-MedSoft.com pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned (or in such other name or names as are specified below):

Name:__________________________________________________________________________
                                 (Please print)

Address:_______________________________________________________________________

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature:__________________________________

Date:     __________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

Name:________________________________________________________________________
                                 (Please print)

Address:______________________________________________________________________
the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of e-Medsoft.com corporation with full power of substitution in the premises.

Dated:__________________________

Signature:_____________________________________________________________________

Witness:______________________________________________________________________
           (Signature must conform to the name of the holder of the Warrant.)